Exhibit 99.1

Contact:	Brian W. Wingard Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS YEAR END 2015 EARNINGS,

HIGHLIGHTED BY STRONG ORGANIC LOAN GROWTH

Clearfield, Pennsylvania – January 29, 2016

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the year ended December 31, 2015. Highlights include the following:

•	Total loans of $1.6 billion at December 31, 2015, an increase of $222.5 million, or 16.4%, as compared to December 31, 2014. All of CNB’s loan growth in 2015 was organic.
•	Total deposits of $1.8 billion at December 31, 2015, which is down 1.7% from year-end 2014, but is comprised of an increase of 7.7% in non-interest bearing deposits and a decrease of 3.2% in interest-bearing deposits. CNB’s loan to deposit ratio increased from 73.4% at December 31, 2014 to 86.9% at December 31, 2015.
•	Net interest margin of 3.73% for the year ended December 31, 2015, compared to 3.82% for the year ended December 31, 2014. Included in net interest income in 2015 was $2.2 million of net accretion related to acquired loans, which was down from $2.9 million included in 2014. Excluding the impact of the net accretion, net interest income increased by $800 thousand for 2015 as compared to 2014.
•	Net income of $22.2 million for the year ended December 31, 2015, or $1.54 per share, compared to net income of $23.1 million for the year ended December 31, 2014, or $1.60 per share. Impacting these results were approximately $700 thousand less in purchase accounting net accretion to loan interest income in 2015 versus 2014, $308 thousand of merger costs related to our pending acquisition of Lake National Bank, as well as the addition of staff and related expenses in 2015 to position our infrastructure for future growth.
•	Returns on average assets and equity of 0.99% and 11.23%, respectively, for the year ended December 31, 2015 compared to 1.07% and 12.76%, respectively, for the year ended December 31, 2014.
•	Tangible book value per share of $11.96 as of December 31, 2015, an increase of 9.0% over tangible book value per share of $10.97 at December 31, 2014.
•	Non-performing assets of $13.2 million, or 0.57% of total assets as of December 31, 2015, compared to $10.2 million, or 0.47% of total assets, at December 31, 2014.

In December 2015, CNB announced the acquisition of Lake National Bank, headquartered in Mentor, Ohio, which is expected to close in the third quarter of 2016.

Joseph B. Bower, Jr., President and CEO commented, “We are very excited to have Lake National as part of our ERIEBANK team. Our strategy of growing organically is enhanced by the markets in which they are located and which they are already developing. CNB’s loan growth in 2015 was extremely positive. Our outlook for the next several quarters, however, is good but not as rapid as last year. Competitive pressures from banks and non-bank competition are resulting in lower projected growth for 2016 as we maintain our pricing and credit quality discipline.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.73% for both the three months and year ended December 31, 2015, compared to 3.94% and 3.82% for the three months and year ended December 31, 2014. Net accretion included in loan interest income related to acquired loans was $358 thousand and $2.2 million for the three months and year ended December 31, 2015, resulting in an increase in the net interest margin of 8 basis points and 11 basis points, respectively. Net accretion included in loan interest income related to acquired loans was $1.2 million and $2.9 million for the three months and year ended December 31, 2014, resulting in an increase in the net interest margin of 23 basis points and 14 basis points, respectively.

During 2015, CNB experienced net interest margin compression as a result of loans repricing downward and new loans with market yields significantly below historical averages, which is consistent with the trends across the financial services industry in this historically low interest rate environment. The cost of interest-bearing deposits was 53 basis points during the year ended December 31, 2015, compared to 51 basis points during the year ended December 31, 2014.

Asset Quality

During the year ended December 31, 2015, CNB recorded a provision for loan losses of $2.6 million, as compared to a provision for loan losses of $3.8 million for the year ended December 31, 2014. The provision for loan losses was $668 thousand and $282 thousand for the three months ended December 31, 2015 and 2014, respectively, as a result of strong organic loan growth during the quarter. Net chargeoffs during the year ended December 31, 2015 were $3.2 million, as compared to net chargeoffs of $2.7 million during the year ended December 31, 2014, and the ratio of net chargeoffs to average loans was 0.22% and 0.21% for the years ended December 31, 2015 and 2014, respectively.

During the fourth quarter of 2015, CNB charged off a commercial real estate loan in the amount of $486 thousand, which was fully reserved as of September 30, 2015. In addition, there were no new impaired loans in the fourth quarter that required a significant loan loss reserve, and no material revisions were required for loan loss reserves of existing impaired loans. The overall decrease in the provision for loan losses in 2015 compared to 2014 is a result of lower historical loss rates in the commercial & industrial and commercial real estate portfolio segments.

Non-Interest Income

Excluding the effects of securities transactions, non-interest income was $14.3 million for the year ended December 31, 2015, compared to $13.8 million for the year ended December 31, 2014. Net realized gains on available-for-sale securities were $666 thousand during the year ended December 31, 2015, compared to $429 thousand during the year ended December 31, 2014. Net realized and unrealized losses on trading securities were $213 thousand during the year ended December 31, 2015, compared to net realized and unrealized gains of $121 thousand during the year ended December 31, 2014.

Non-Interest Expenses

During 2015, CNB made numerous infrastructure, personnel, and other investments to facilitate its continued growth. Total non-interest expenses were $14.8 million and $56.5 million during the three months and year ended December 31, 2015, respectively, as compared to $13.7 million and $52.7 million for the three months and year ended December 31, 2014. Included in non-interest expenses for the three months and year ended December 31, 2015 were merger related expenses of $308 thousand.

Salaries and benefits expenses increased $2.6 million, or 9.5%, during the year ended December 31, 2015 compared to the year ended December 31, 2014. During 2015, CNB added 27 full-time equivalent staff, which included both customer-facing personnel such as business development and wealth management officers, as well as support department personnel. In addition, CNB is undertaking a core processing system upgrade with completion scheduled for the second quarter of 2016. Included in other non-interest expenses for the three months and year ended December 31, 2015 are $108 thousand of nonrecurring costs associated with this system upgrade, with additional nonrecurring costs expected in 2016 totaling approximately $500 thousand.

The ratio of non-interest expenses to average assets was 2.53% and 2.44% during the years ended December 31, 2015 and 2014, respectively.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.3 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, loan production offices in Hollidaysburg, Pennsylvania and Ashtabula, Ohio, and 29 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank, as well as 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended December 31,			Twelve Months Ended December 31,
	(Dollars in thousands, except share and per share data)
	2015	2014	% change	(unaudited) 2015	2014	% change
Income Statement
Interest income	$21,994	$22,495	-2.2%	$87,178	$86,882	0.3%
Interest expense	3,066	3,063	0.1%	12,471	12,287	1.5%

Net interest income	18,928	19,432	-2.6%	74,707	74,595	0.2%
Provision for loan losses	668	282	136.9%	2,560	3,840	-33.3%

Net interest income after provision for loan losses	18,260	19,150	-4.6%	72,147	70,755	2.0%

Non-interest income
Wealth and asset management fees	749	725	3.3%	2,977	2,860	4.1%
Service charges on deposit accounts	1,160	1,176	-1.4%	4,442	4,560	-2.6%
Other service charges and fees	866	809	7.0%	3,089	2,809	10.0%
Net realized gains on available-for-sale securities	102	184	-44.6%	666	429	55.2%
Net realized and unrealized gains (losses) on trading securities	108	106	1.9%	(213)	121	NA
Mortgage banking	262	279	-6.1%	746	781	-4.5%
Bank owned life insurance	342	340	0.6%	1,195	1,041	14.8%
Other	557	487	14.4%	1,897	1,720	10.3%

Total non-interest income	4,146	4,106	1.0%	14,799	14,321	3.3%

Non-interest expenses
Salaries and benefits	7,853	7,151	9.8%	29,563	26,991	9.5%
Net occupancy expense of premises	1,643	1,695	-3.1%	7,000	6,911	1.3%
FDIC insurance premiums	321	296	8.4%	1,278	1,322	-3.3%
Core Deposit Intangible amortization	230	274	-16.1%	1,007	1,180	-14.7%
Merger costs	308	—	NA	308	—	NA
Other	4,461	4,253	4.9%	17,301	16,284	6.2%

Total non-interest expenses	14,816	13,669	8.4%	56,457	52,688	7.2%

Income before income taxes	7,590	9,587	-20.8%	30,489	32,388	-5.9%
Income tax expense	2,082	2,844	-26.8%	8,292	9,314	-11.0%

Net income	$5,508	$6,743	-18.3%	$22,197	$23,074	-3.8%

Average diluted shares outstanding	14,345,926	14,340,919		14,338,737	14,360,278

Diluted earnings per share	$0.38	$0.47	-19.1%	$1.54	$1.60	-3.8%
Cash dividends per share	$0.165	$0.165	0.0%	$0.660	$0.660	0.0%

Payout ratio	43%	35%		43%	41%

Average Balances

Loans, net of unearned income	$1,553,980	$1,329,958	$1,460,163	$1,316,745
Total earning assets	2,130,412	2,060,641	2,093,853	2,025,080
Total assets	2,268,570	2,191,695	2,231,882	2,161,076
Total deposits	1,827,710	1,855,266	1,849,202	1,843,476
Shareholders’ equity	202,130	188,501	197,688	180,776

Performance Ratios (quarterly information annualized)
Return on average assets	0.97%	1.23%	0.99%	1.07%
Return on average equity	10.90%	14.31%	11.23%	12.76%
Net interest margin (FTE)	3.73%	3.94%	3.73%	3.82%

Loan Charge-Offs
Net loan charge-offs	$1,167	$751	$3,196	$2,701
Net loan charge-offs / average loans	0.30%	0.23%	0.22%	0.21%

	(unaudited)	(unaudited)		% change versus
	December 31,	September 30,	December 31,
	2015	2015	2014	9/30/15	12/31/14
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,577,798	$1,516,121	$1,355,289	4.1%	16.4%
Loans held for sale	1,381	551	887	150.6%	55.7%
Investment securities	546,043	591,822	690,225	-7.7%	-20.9%
FHLB and other equity interests	15,921	13,438	6,695	18.5%	137.8%
Other earning assets	3,959	4,589	3,633	-13.7%	9.0%

Total earning assets	2,145,102	2,126,521	2,056,729	0.9%	4.3%

Allowance for loan losses	(16,737)	(17,236)	(17,373)	-2.9%	-3.7%
Goodwill	27,194	27,194	27,194	0.0%	0.0%
Core deposit intangible	2,395	2,626	3,403	-8.8%	-29.6%
Other assets	127,182	120,617	119,260	5.4%	6.6%

Total assets	$2,285,136	$2,259,722	$2,189,213	1.1%	4.4%

Non interest-bearing deposits	$263,639	$270,816	$244,743	-2.7%	7.7%
Interest-bearing deposits	1,551,414	1,576,876	1,602,336	-1.6%	-3.2%

Total deposits	1,815,053	1,847,692	1,847,079	-1.8%	-1.7%

Borrowings	220,515	166,030	111,695	32.8%	97.4%
Subordinated debt	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	27,035	25,529	21,271	5.9%	27.1%

Common stock	—	—	—	NA	NA
Additional paid in capital	77,827	77,677	78,022	0.2%	-0.2%
Retained earnings	123,301	120,170	110,619	2.6%	11.5%
Treasury stock	(1,114)	(1,146)	(1,152)	-2.8%	-3.3%
Accumulated other comprehensive income	1,899	3,150	1,059	-39.7%	79.3%

Total shareholders’ equity	201,913	199,851	188,548	1.0%	7.1%

Total liabilities and shareholders’ equity	$2,285,136	$2,259,722	$2,189,213	1.1%	4.4%

Ending shares outstanding	14,407,980	14,406,481	14,404,416

Book value per share	$14.01	$13.87	$13.09
Tangible book value per share (*)	$11.96	$11.80	$10.97

Capital Ratios
Tangible common equity / tangible assets (*)	7.64%	7.63%	7.32%
Tier 1 leverage ratio	8.73%	8.64%	8.39%
Common equity tier 1 ratio	11.07%	11.17%	NA
Tier 1 risk based ratio	12.33%	12.46%	13.06%
Total risk based ratio	13.39%	13.58%	14.30%

Asset Quality
Non-accrual loans	$12,159	$12,161	$9,190
Loans 90+ days past due and accruing	105	193	213

Total non-performing loans	12,264	12,354	9,403
Other real estate owned	925	563	806

Total non-performing assets	$13,189	$12,917	$10,209

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$9,304	$8,108	$14,771
Non-performing TDR loans **	5,637	5,833	3,887

Total TDR loans	$14,941	$13,941	$18,658

Non-performing assets / Loans + OREO	0.82%	0.85%	0.75%
Non-performing assets / Total assets	0.58%	0.57%	0.47%
Allowance for loan losses / Loans	1.06%	1.14%	1.28%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)
	December 31, 2015	September 30, 2015	December 31, 2014
Shareholders’ equity	$201,913	$199,851	$188,548
Less goodwill	27,194	27,194	27,194
Less core deposit intangible	2,395	2,626	3,403

Tangible common equity	$172,324	$170,031	$157,951

Total assets	$2,285,136	$2,259,722	$2,189,213
Less goodwill	27,194	27,194	27,194
Less core deposit intangible	2,395	2,626	3,403

Tangible assets	$2,255,547	$2,229,902	$2,158,616

Ending shares outstanding	14,407,980	14,406,481	14,404,416

Tangible book value per share	$11.96	$11.80	$10.97
Tangible common equity/Tangible assets	7.64%	7.63%	7.32%